Exhibit 99.1

M-tron Industries, Inc. Reports First Quarter 2026 Results

•	Revenues increased 15.3%, or $2.0 million, to $14.7 million for the three months ended March 31, 2026 from $12.7 million for the three months ended March 31, 2025
•	Gross margin improved to 44.9% for the three months ended March 31, 2026 from 42.5% for the three months ended March 31, 2025
•	Net income per diluted share increased $0.11 to $0.67 for the three months ended March 31, 2026 from $0.56 for the three months ended March 31, 2025
•	Backlog increased $21.3 million, or 38.4%, to $76.8 million as of March 31, 2026 from $55.5 million as of March 31, 2025

ORLANDO, Florida (May 7, 2026) — M-tron Industries, Inc. (NYSE American: MPTI) ("Mtron" or the "Company"), a U.S.-based designer and manufacturer of highly-engineered electronic components and solutions for the aerospace and defense, avionics, and space industries, announced its financial results for the three months ended March 31, 2026.

"Mtron delivered another quarter of record revenue, marking our fourth consecutive record quarter," said Cameron Pforr, Mtron Chief Executive Officer. "Our gross margins were also healthy due to higher revenues and continued focus on manufacturing efficiencies"

"We also successfully completed the rights offering on April 27, 2026, issuing 713,362 shares and strengthening our balance sheet with an additional $42.1 million of cash," continued Mr. Pforr. "This puts us in a great position to execute as we navigate the opportunities arising in the defense sector."

	Three Months Ended March 31,
	2026	2025	% Change
U.S. GAAP Financial Measures
Revenues	$14,686	$12,732	15.3%
Gross margin	44.9%	42.5%	5.7%
Net income	$2,388	$1,630	46.5%
Net income per diluted share	$0.67	$0.56	19.2%

Non-GAAP Financial Measures (a)
Adjusted EBITDA	$3,172	$2,502	26.8%
(a)	A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this press release.

Results from Operations

Revenue was $14.7 million in the first quarter of 2026 compared with $12.7 million in the first quarter of 2025. The increase was primarily due to strong defense product shipments as well as higher avionics sector shipments.

Gross margin was 44.9% in the first quarter of 2026 compared with 42.5% in the first quarter of 2025. The increase is primarily due to higher revenues, product mix, and manufacturing efficiencies.

Net income was $2.4 million, or $0.67 per diluted share, in the first quarter of 2026 compared with $1.6 million, or $0.56 per diluted share, in the first quarter of 2025. The increase in revenues discussed above, manufacturing efficiencies, and higher interest income partially offset by higher engineering, selling and administrative expenses related to higher research and development costs, higher sales commissions from an increase in revenues, and an increase in corporate expenses consistent with the overall growth in the business.

Adjusted EBITDA was $3.2 million in the first quarter of 2026 compared with $2.5 million in the first quarter of 2025. The increase was primarily due to the increase in revenues discussed above and improved gross margins.

Backlog

Backlog was $76.8 million as of March 31, 2026 compared to $76.4 million as of December 31, 2025 and $55.5 million as of March 31, 2025. The increase in backlog is primarily driven by orders in the aerospace and defense, avionics, and space sectors.

Investor Day

The Company will host an Investor Day on Tuesday May 12, 2026, to provide shareholders, analysts and other stakeholders more detailed information on the Company's strategic direction, recent business developments and financial performance, and updates on strategic initiatives. Members of management will also be available to answer investor questions.

The Investor Day will begin at 12:00 p.m. Eastern Time on Tuesday May 12, 2026 at the New York Stock Exchange, located at 11 Wall Street, New York, New York 10005. If you are interested in attending in person, please RSVP by sending an email to ir@mtron.com as capacity is limited.

An archive will be available after the Investor Day on the Investor Relations section of Mtron's website at ir.mtron.com.

Earnings Commentary

The Company will make available commentary on Q1 2026 financial results on Friday May 8, 2026.

Visit the Investor Relations section of Mtron's website at ir.mtron.com for the recording.

About Mtron

M-tron Industries, Inc. (NYSE American: MPTI) was originally founded in 1965 and designs, manufactures and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, Mtron provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. Mtron has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit www.mtron.com.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company's financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to Mtron, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by Mtron with the Securities and Exchange Commission, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 26, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. Mtron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Contact:

M-tron Industries, Inc. Investor Relations

ir@mtron.com

Cameron Pforr

Chief Executive Officer

M-tron Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2026	2025
Revenues	$14,686	$12,732
Costs and expenses:
Manufacturing cost of sales	8,092	7,326
Engineering, selling and administrative	3,984	3,393
Total costs and expenses	12,076	10,719
Operating income	2,610	2,013
Other income:
Interest income, net	370	111
Other expense, net	(122)	(10)
Total other income, net	248	101
Income before income taxes	2,858	2,114
Income tax expense	470	484
Net income	$2,388	$1,630

Income per common share:
Basic	$0.68	$0.57
Diluted	$0.67	$0.56

Weighted average shares outstanding:
Basic	3,496,408	2,841,357
Diluted	3,572,059	2,906,144

M-tron Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)	March 31, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$51,958	$20,891
Accounts receivable, net of reserves of $192 and $204, respectively	8,076	6,656
Inventories, net	10,350	9,673
Prepaid expenses and other current assets	1,551	1,662
Warrant proceeds receivable	—	22,335
Total current assets	71,935	61,217
Property, plant and equipment, net	6,664	6,514
Right-of-use lease asset	194	217
Intangible assets, net	40	40
Deferred income tax asset	348	272
Other assets	114	123
Total assets	$79,295	$68,383

Liabilities:
Total current liabilities	6,116	4,891
Non-current liabilities	128	277
Total liabilities	6,244	5,168

Total stockholders' equity	73,051	63,215
Total liabilities and stockholders' equity	$79,295	$68,383

Non-GAAP Financial Measures

Throughout this press release, including the results from operations, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are "Non-GAAP financial measures" under SEC rules and regulations. The non-GAAP financial measures the Company presents are listed below and may not be comparable to similarly-named measures reported by other companies. the reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

The Company uses the following operating performance measure because the Company believes it provides both management and investors with a more complete understanding of the underlying operational results and trends and our marketplace performance:

Adjusted EBITDA is derived by excluding the items set forth below from Income before income taxes. Excluded items include the following:

•	Interest income
•	Interest expense
•	Depreciation
•	Amortization
•	Non-cash stock-based compensation
•	Other discrete items that might have a significant impact on comparable GAAP measures and could distort the evaluation of our normal operating performance

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
(in thousands, except share data)	2026	2025
Income before income taxes	$2,858	$2,114
Adjustments:
Interest income	(370)	(111)
Depreciation	302	250
Amortization	—	—
Total adjustments	(68)	139
EBITDA	2,790	2,253
Non-cash stock compensation	382	249
Adjusted EBITDA	$3,172	$2,502